Exhibit 99.1

Evolve Transition Infrastructure Announces

Completion of Upstream Asset Divestitures

and Provides Business Update Focused on

Energy Transition

May 4, 2021 at 4:15 PM EDT

HOUSTON--(GLOBE NEWSWIRE)—May 4, 2021—Evolve Transition Infrastructure LP (NYSE American: SNMP) (“Evolve” or the “Partnership”) announced today that it has completed the sale of a majority of its remaining upstream assets.

The Partnership announced that on April 30, 2021, SEP Holdings IV, LLC, a wholly-owned subsidiary of the Partnership (“SEP IV”), entered into purchase agreements with two different buyers pursuant to which SEP IV agreed to sell wellbores and other associated assets located in Gonzales, Dewitt, Dimmit and Zavala Counties in South Texas, to such buyers for total consideration of approximately $14.4 million. The majority of the sales contemplated by the purchase agreements closed simultaneously with the execution of such purchase agreements and the net proceeds were utilized, in addition to cash on hand, to reduce Evolve’s debt outstanding to approximately $88 million. Upon the closing of the transactions, expected in the second quarter of 2021, the Partnership will have substantially exited the upstream business.

The upstream asset divestitures are reflective of Evolve’s previously announced business strategy shift to focus on the acquisition and development of infrastructure critical to the transition of energy supply to lower carbon sources, including sustainable aviation fuel, renewable diesel, and renewable natural gas. The transactions announced will provide capacity for Evolve’s management team to continue to implement the new energy transition infrastructure business, and also reflective of the Partnership’s successful execution on previously announced debt reduction initiatives. Since December 31, 2019, the Partnership has reduced its debt outstanding by $62.0 million, or 41 percent. Since December 31, 2020, the Partnership has made principal payments totaling $23.0 million.

On May 4, 2021, the Partnership also announced that on April 29, 2021, it received notice from NYSE American LLC (“NYSE American”) that the Partnership was not in compliance with the continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(ii) applies if a listed company has unitholders’ equity of less than U.S. $4.0 million and has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Partnership can regain compliance under Section 1003(a)(ii) of the Company Guide, as well as under Section 1003(a)(i), as previously disclosed, under the compliance plan approved by NYSE American on June 25, 2020, which granted the Partnership an extension for its continued listing until October 3, 2021. The Partnership is not required to submit an additional plan to NYSE American with respect to Section 1003(a)(ii) and receipt of the notice does not affect the Partnership’s business, operations, financial or liquidity condition, or reporting requirements with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered “forward–looking statements” as defined by the SEC. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; our ability to successfully implement our new energy transition infrastructure business; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; our financing strategy; our acquisition strategy; our ability to make distributions; our future operating results; the ability of our partners to perform under our joint ventures; our future capital expenditures; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,”

“intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements. Our Annual Report on Form 10-K for the year ended December 31, 2020, recent Current Reports on Form 8-K and other filings with the SEC discuss some of the important risk factors that may affect our business, results of operations, and financial condition and you are encouraged to read such filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

About EVOLVE TRANSITION INFRASTRUCTURE LP

Evolve Transition Infrastructure LP is a publicly-traded limited partnership focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. We own natural gas gathering systems, pipelines and processing facilities in South Texas and continue to pursue energy transition infrastructure opportunities.

Additional Information

Additional information about Evolve can be found in our documents on file with the SEC which are available on our website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@evolvetransition.com

(713) 800-9477